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                                                                   Exhibit 10.18





                        INFINITY BROADCASTING CORPORATION
                         EXECUTIVE ANNUAL INCENTIVE PLAN


SECTION 1.        PURPOSE

         1.1 The purpose of the Infinity Broadcasting Corporation Executive Annual Incentive Plan is to provide competitive annual or other incentive opportunities that foster and promote the financial success of the Company by:
(a) aiding the Company in attracting and retaining key executives of outstanding ability; (b) strengthening the Company's capability to develop, maintain and direct a competent management team; and (c) motivating key executives who are in a position to contribute materially to the success of the Company to achieve measurable performance goals. The Plan is intended to permit the Company to pay to Participants who are Covered Employees annual incentives that qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code and that are fully deductible by the Company under the Code.

         1.2      Certain terms used in the Plan are defined in Section 10.

SECTION 2.        EFFECTIVE DATE

         2.1      The Plan is effective as of December __, 1998.

SECTION 3.        ELIGIBILITY;  SELECTION FOR PARTICIPATION

         3.1 Participation in the Plan will be limited to key executives of the Company and/or its subsidiaries who are designated by the Committee as Participants for a given Performance Period. In making this designation, the Committee may give consideration to the functions and responsibilities of the executive, his or her past, present and potential contributions to the Company, and other factors deemed relevant by the Committee.

SECTION 4.        AWARDS

         4.1 The Committee may award incentives to Participants with respect to Performance Periods, subject to the terms and conditions set forth in the Plan.

         4.2 The Committee will establish one or more objective performance goals for a given Performance Period. Such performance goal or goals will be based on one or more of the following business criteria as applied to the relevant business unit or units, to the Company as a whole, or to any combination thereof: earnings before interest, taxes, depreciation and amortization ("EBITDA"); earnings before interest and taxes ("EBIT"); free cash flow; earnings per share; and stock price.

         4.3 The Committee will also establish target and maximum incentive award opportunity amounts for each Participant for the given Performance Period and the objective formula or standard that will be used by the Committee to determine the amount of incentive


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compensation that may be payable to such Participant under the Plan if and to the extent that the established performance goal or goals are achieved; provided, however, that in no event may the maximum incentive award opportunity or the maximum incentive award for any one Participant for any Performance Period exceed the amount of six million dollars ($6,000,000). This maximum amount will be adjusted annually to reflect increases in the Consumer Price Index-U published by the Bureau of Labor Statistics, or any successor to such index, for each twelve-month period commencing January 1.

         4.4 After the close of the Performance Period, the Committee will determine the extent to which the preestablished performance goal or goals for that Performance Period have been achieved and the extent to which incentive compensation for each Participant would be payable based on such performance and the preestablished formula or method. Regardless of the degree to which a performance goal or goals are achieved, incentive awards under the Plan will be paid only when and if the Committee, in its sole discretion, determines to approve the award or awards. The Committee, in its sole discretion, may reduce (but may not increase) the amount which would otherwise be payable as incentive compensation based on the extent to which the preestablished performance goal or goals have been achieved and the preestablished formula or method, in which case the Participant will receive only the reduced amount as an incentive award, which may be zero, even if the performance goal or goals were achieved.

         4.5 Appropriate adjustments may be made by the Committee in performance goals, target and maximum incentive award opportunities, formulas or standards, and/or in the measurement of the extent of achievement of performance goals to reflect the impact of acquisitions, divestitures, changes in accounting standards, or unusual or extraordinary events.

SECTION 5.        FORM OF PAYMENT;  SHARES OF STOCK

         5.1 The Committee will also determine the time, form and manner of payment of any incentive awards it may approve for payment under the Plan. Incentive awards may be paid in cash, in Stock Options, in Stock Appreciation Rights, in other Derivative Securities, in other securities of the Company, or in any other form that the Committee may determine, or in any combination of such forms, and may be paid in one or more installments and/or on a deferred basis or on such other basis as the Committee may determine ("deferrals"), all on such terms and conditions as are set forth in the Plan and otherwise as the Committee may from time to time determine.

         5.2 The maximum number of shares of Stock that may be issued for all purposes under the Plan is one million (1,000,000); and the maximum number of such shares of Stock subject to Stock Options and Stock Appreciation Rights granted to any one Participant under the Plan in any one Performance Period is six hundred thousand (600,000); in each case subject to adjustment and substitution as set forth in this Section 5.

         5.3 Shares of Stock issued under the Plan may be in whole or in part authorized and unissued or treasury shares of Stock. No fractional shares will be issued, and the Committee will determine the manner in which fractional share value will be treated.


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         5.4      Any shares of Stock that are issued pursuant to the Plan and are subsequently forfeited, any shares of Stock subject to a Stock Option, Stock Appreciation Right and/or other Derivative Security which is canceled or terminates without any shares having been issued pursuant thereto, any shares of Stock tendered by a Participant to pay the Exercise Price of a Stock Option or other Derivative Security, and any shares of Stock tendered or withheld to satisfy withholding tax requirements will automatically become available again for use under the Plan; provided, however, this Section 5.4 will apply only to the 1,000,000 share limit set forth in Section 5.2 (as adjusted in accordance with the Plan).

         5.5 If there is any change in the Stock of the Company, through merger, consolidation, division, share exchange, combination, reorganization, recapitalization, stock dividend, stock split, spin-off, split-up, dividend in kind or other change in the corporate structure or distribution to the shareholders, appropriate adjustments may be made by the Committee (or if the Company is not the surviving corporation in any such transaction, the board of directors (or a committee thereof consisting solely of Outside Directors) of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares and the price per share subject to outstanding Stock Options, Stock Appreciation Rights and other Derivative Securities or which may be issued under outstanding deferrals. Appropriate adjustments may also be made by the Committee in the terms of any incentive award opportunities under the Plan to reflect such changes and to modify any of the terms of any outstanding Stock Options, Stock Appreciation Rights or other Derivative Securities or deferrals.

SECTION 6.        PAYMENT IN STOCK OPTIONS OR STOCK APPRECIATION RIGHTS

         6.1 General. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, determine that an incentive award or a portion of an incentive award will be paid in the form of Stock Options or Stock Appreciation Rights. Stock Appreciation Rights may be granted in tandem with Stock Options or independently of Stock Options. The number of Stock Options or Stock Appreciation Rights will be determined by dividing the amount of the incentive award to be paid in the form of Stock Options or Stock Appreciation Rights by the value, as determined by the Committee, of a Stock Option or Stock Appreciation Right, as the case may be, for one share of Stock on the relevant date.

         6.2 Stock Option/Stock Appreciation Right Agreement. All Stock Options and all Stock Appreciation Rights will be evidenced by a signed written agreement, with any amendments thereto, containing such terms and conditions as are set forth in the Plan and otherwise as the Committee may from time to time determine. Stock Appreciation Rights granted in tandem with Stock Options will be evidenced by the Stock Option agreement. The Committee may also at any time and from time to time provide for the deferral of delivery of any shares and/or cash for which the Stock Option or Stock Appreciation Right may be exercisable until a date or dates and subject to terms and conditions determined by the Committee.

         6.3 Exercise Price. The purchase price per share of Stock under each Stock Option and the reference price per share of the Stock to which a Stock Appreciation Right relates (in


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either case, "Exercise Price") will not be less than the Fair Market Value of such Stock on the date the Stock Option is granted. A Stock Appreciation Right may be exercised only when the Fair Market Value of the Stock to which it relates exceeds the Exercise Price.

         6.4 Rights as a Shareholder. The holder of a Stock Option, Stock Appreciation Right or other Derivative Security will not have any of the rights of a shareholder with respect to any shares of Stock that may be subject or relate thereto unless and until such shares are issued by the Company following its exercise or otherwise.

SECTION 7.        ADMINISTRATION

         7.1 The Plan will be administered by the Committee. Subject to the terms of the Plan, the Committee will have the sole and complete authority: (a) to designate Participants, to approve incentive awards, to determine the time, form and manner of payment of any incentive awards it may approve, and to impose such limitations, restrictions and conditions thereon as the Committee deems appropriate; (b) to interpret the Plan and the terms of any document relating to the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan; (c) to accelerate the time at which all or any part of Stock Options, Stock Appreciation Rights and/or other Derivative Securities may be exercised or the time when all or any part of deferrals and/or Derivative Securities will be paid; (d) to otherwise amend or cancel incentive award opportunities, Stock Options, Stock Appreciation Rights or other Derivative Securities or deferrals under the Plan in whole or in part, except that the Committee may not, unless otherwise provided in the Plan or unless the Participant affected thereby consents, take any action under this clause that would adversely affect the rights of such Participant with respect to outstanding Stock Options, Stock Appreciation Rights or other Derivative Securities or deferrals under the Plan, and except that the Committee may not, unless otherwise provided in the Plan, take any action to amend any outstanding Stock Option or Stock Appreciation Right under the Plan in order to decrease the Exercise Price of such Stock Option or Stock Appreciation Right; and (e) to make all other determinations and to take all other actions necessary or advisable for the interpretation, implementation and administration of the Plan.

         7.2 The Committee's determinations on matters within its authority will be conclusive and binding upon the Company and all other persons unless and until the Committee determines otherwise.

SECTION 8.        GENERAL PROVISIONS

         8.1 No Right to Awards or to Employment. No employee or other person will have any claim or right to be designated as a Participant or to receive an incentive award under the Plan. Participation in the Plan will not be construed as a right to employment or other relationship(s) with the Company, and the Company retains the right to terminate the employment or other relationship(s) of an individual with the Company for any reason, with or without cause.


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         8.2      Assignability. During a Participant's lifetime, payments or distributions under the Plan may be received only by the Participant or his or her legal representative. Shares of restricted Stock during the applicable restriction period, Stock Options, Stock Appreciation Rights, other Derivative Securities, rights to deferral payments and any other rights or benefits under the Plan will not be transferable or assignable by a Participant other than by will, by the applicable laws of descent and distribution, or by transfer to a Properly Designated Beneficiary in the event of death; provided, however, that the Committee may, in its sole discretion, permit the transfer of Stock Options (including any tandem Stock Appreciation Rights) by a Participant to Permissible Transferees, subject to such terms and conditions as the Committee may determine. Any transfer or assignment contrary to these provisions will be null and void.

         8.3 Tax Withholding. The Company will collect, through withholdings or otherwise, an amount sufficient to satisfy all applicable federal, state and local withholding tax requirements with respect to payments made pursuant to the Plan.

         8.4 Non-Uniform Determinations. The Committee's determinations under the Plan, including without limitation, (a) the selection of Participants,
(b) the form, amount, timing and payment of incentive awards, (c) the terms and provisions of incentive awards and the payment thereof, and (d) any agreements evidencing the same, need not be uniform and may be made by it selectively among Participants who receive, or who are eligible to receive, incentive awards, whether or not such Participants are similarly situated.

         8.5 Designation of Beneficiaries. The Committee may establish or authorize the establishment of procedures not inconsistent with Section 8.2 under which a Participant may designate a beneficiary or beneficiaries in the event of the Participant's death.

         8.6 Non-Funded Plan. The Company will not be required to establish any special or separate fund or to segregate any assets for purposes of the Plan.

         8.7 Other Plans or Compensation Arrangements. Nothing contained in the Plan will be deemed to limit or restrict the right of the Company and its subsidiaries to compensate any of their key executives and/or employees in whole or in part under separate bonus or incentive plans or other compensation arrangements.

         8.8 Governing Law. The Plan and all agreements or other documents relating to the Plan will be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflict of laws.

SECTION 9.        CHANGE IN CONTROL

         9.1 Effect of Change in Control. Upon the determination of the Committee that a change in control has occurred for purposes of the Plan, the Committee may deem all or any part of any incentive award opportunity to have been earned on such basis as the Committee may determine, and incentive awards and outstanding Derivative Securities and deferrals may then be paid and Stock Options, Stock Appreciation Rights and other Derivative Securities may then be modified, and all or any part of any restrictions or conditions may be waived or modified,


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all on such basis, at such time (which may, in the case of incentive awards, be prior to the end of the Performance Period), in such form and subject to such terms and conditions as the Committee may prescribe.

SECTION 10.       CERTAIN DEFINITIONS

         10.1 Definitions. The following terms or phrases will have the meanings set forth below.

         (a)      "Board" means the Board of Directors of the Company.

         (b) "Code" or "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes. Reference to any specific Code section will include any successor section.

         (c) "Committee" means the Compensation Committee of the Board (or a subcommittee thereof) or any successor committee (or a subcommittee thereof) established by the Board; provided, however, the Committee must consist of at least two members and each member of the Committee must be an Outside Director.

         (d) "Company" means Infinity Broadcasting Corporation, a Delaware corporation, and any successor thereto.

         (e) "Covered Employee" means a person who is a covered employee within the meaning of Section 162(m) of the Code and regulations promulgated thereunder.

         (f) "Derivative Security" means a derivative security with respect to an equity security of the Company, where "derivative security" has the meaning set forth in Rule 16a-1(c) under the Exchange Act, as such rule may be amended from time to time, or any successor rule.

         (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         (h)      "Exercise Price" has the meaning assigned to it in Section
6.3.

         (i) "Fair Market Value" means the mean of the high and low prices of the Stock as reported by the Composite Tape of the New York Stock Exchange (or such successor reporting system as may be selected by the Committee) on the relevant date or, if no sale of the Stock has been reported for that day, the average of such prices on the next preceding day and the next following day for which there were reported sales.

         (j) "Immediate Family" has the meaning set forth in Rule 16a-1(e) under the Exchange Act, as such rule may be amended from time to time, or any successor rule.


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         (k)      "Outside Director" means an outside director as that term is defined by Section 162(m) of the Code and regulations promulgated thereunder.

         (l) "Participant" means a key executive of the Company and/or its subsidiaries who is designated by the Committee as a Plan participant for a given Performance Period in accordance with Section 3.1.

         (m) "Performance Period" means a calendar year or other fiscal year of the Company or other longer or shorter period designated by the Committee with respect to which incentive awards may be paid.

         (n) "Permissible Transferee" means any of the following: (1) a member of the Participant's Immediate Family; (2) a trust solely for the benefit of the Participant and/or the Participant's Immediate Family; and (3) a partnership or limited liability company whose only partners or members, as the case may be, are the Participant and/or Permissible Transferees as otherwise identified in this definition.

         (o) "Plan" means the Company's 1998 Executive Annual Incentive Plan, as amended from time to time.

         (p) "Properly Designated Beneficiary" means a beneficiary or beneficiaries designated by a Participant pursuant to Section 8.5 in the event of the Participant's death.

         (q) "Stock" means the Class A Common Stock and any other equity stock of the Company, other than Class B Common Stock.

         (r) "Stock Appreciation Right" means a right to receive, on exercise, an amount, in cash or Stock or a combination thereof (such form to be determined by the Committee), determined by reference to appreciation in Stock value.

         (s) "Stock Option" means a non-statutory stock option (that is, a Stock Option which is not an incentive stock option as defined in Section 422(b) of the Code) to purchase shares of Stock for the purchase price set forth in the relevant Stock Option Agreement, all in accordance with the terms of the Plan.

         10.2 Sections; Number. Except where otherwise indicated by the context, references to sections will mean the Sections of the Plan and the definition of any term herein in the singular will also include the plural. Section or subsection headings are inserted for convenience only. Such headings will not affect the meaning of any of the provisions of the Plan and will not be deemed a part of the Plan.

SECTION 11.       AMENDMENT, SUSPENSION AND/OR TERMINATION OF PLAN

         11.1 The Board of Directors or the Committee may at any time and from time to time amend the Plan, in whole or in part, for any purpose, or may at any time or from time to time suspend or terminate the Plan.


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